UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 10, 2012

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, Telephone	I.R.S. Employer Identification Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation 10885 - N.E. 4th Street, Suite 1200 Bellevue, Washington 98004-5591 (425) 454-6363

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, Telephone	I.R.S. Employer Identification Number

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation 10885 - N.E. 4th Street, Suite 1200 Bellevue, Washington 98004-5591 (425) 454-6363

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 10, 2012, Puget Energy, Inc. (“Puget Energy”) entered into a Credit Agreement (the “PE Facility”) with JPMorgan Chase Bank, N.A., as Administrative Agent, The Royal Bank of Scotland PLC, as Syndication Agent, Barclays Bank PLC, The Bank of Nova Scotia, SunTrust Bank and Union Bank, N.A., as Co-Documentation Agents, and the lenders party thereto, to provide debt financing in the form of a five-year revolving credit facility (the “Credit Facility”) in an aggregate commitment amount of $1.0 billion, with sublimits of $50 million for swing line loans and $100 million for an uncommitted letter of credit facility. The proceeds of the Credit Facility are to be used to refinance certain existing indebtedness of Puget Energy and for general corporate purposes of Puget Energy and its subsidiaries in the ordinary course of business. On February 10, 2012, Puget Energy’s initial borrowing under the PE Facility totaled $864,000,000.

The final maturity date for the loans under the PE Facility is February 10, 2017. The terms and conditions of the PE Facility include the following:

•

Amounts outstanding under the PE Facility bear interest rates at either (i) the Alternate Base Rate (as defined in the PE Facility) plus the Applicable Rate or (ii) the Adjusted London Interbank Offered Rate (“LIBOR”) plus the Applicable Rate (as defined in the PE Facility);

•

Puget Energy is required to maintain the following financial covenants: (a) a minimum Group FFO Coverage Ratio (as defined in the PE Facility) of 2.00 to 1.00 as of the last day of each fiscal quarter of Puget Energy for the trailing 12-month period then ended; and (b) a maximum Leverage Ratio (as defined in the PE Facility) of 0.65 to 1.00 at all times;

•	Puget Energy and its material operating subsidiaries, including Puget Sound Energy, Inc., are subject to customary covenants, including restrictions on investments and liens; and

•

The PE Facility is secured by substantially all of the assets of Puget Energy and Puget Equico LLC, Puget Energy’s parent (including a pledge of all of the shares of the stock of Puget Energy and Puget Sound Energy, Inc.).

The PE Facility also contains certain customary representations and warranties and events of default, as well as, in the event of an occurrence of an “Event of Default,” customary remedies, such as the ability of lenders to accelerate any amounts outstanding under the PE Facility.

The foregoing description of the PE Facility is only a summary and does not purport to be complete. A copy of the PE Facility is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the entry into the PE Facility, on February 10, 2012, the following Puget Energy credit facility was paid in full and terminated:

•

The Credit Agreement dated as of May 16, 2008 among Puget Energy (as successor to Puget Merger Sub Inc.), Barclays Bank PLC as Facility Agent, the Bank of Nova Scotia and the Royal Bank of Scotland PLC as Co-Documentation Agents and the lenders party thereto, as amended on May 10, 2010, which provided debt financing in the form of (a) a single advance term loan in the initial principal amount of $1.425 billion for the purpose of financing the acquisition of Puget Energy, refinancing certain outstanding indebtedness of Puget Sound Energy, Inc. and paying related fees and expenses and (b) a capital expenditure term loan facility for the purposes of financing capital expenditure requirements of Puget Sound Energy, Inc. in aggregate amount at any one time outstanding not to exceed $1.0 billion.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Credit Agreement dated as of February 10, 2012 among Puget Energy, Inc., as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, the other agents party thereto, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC. PUGET SOUND ENERGY, INC.

Dated: February 16, 2012

	By:	/s/ DONALD E. GAINES
Donald E. Gaines
Vice President Finance and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Credit Agreement dated as of February 10, 2012 among Puget Energy, Inc., as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, the other agents party thereto, and the lenders party thereto.